EXECUTION COPY

AMENDMENT NO. 2 TO
AMENDED AND RESTATED
MASTER CENTRAL SERVICING AGREEMENT

This Amendment No. 2 by and between the Federal Agricultural Mortgage Corporation (“Farmer Mac”), a corporation organized and existing under the laws of the United States of America, and Zions First National Bank, a national bank (the “Central Servicer”) to the Amended and Restated Master Central Servicing Agreement dated as of May 1, 2004, as amended by Amendment No. 1 dated as of June 1, 2009 (as so amended, the “Agreement”) is made and entered into as of August 25, 2010.

WHEREAS, Farmer Mac and the Central Servicer wish to amend the Agreement to provide for the servicing of certain agricultural real estate mortgage loans identified by Farmer Mac as AgEquity Loans;

WHEREAS, Farmer Mac and the Central Servicer wish to amend the Agreement to provide for the Central Servicer to be compensated for servicing AgEquity Loans based on a Servicing Fee Rate that is different from the rate currently set forth in the Agreement with respect to the servicing of other loans; and

WHEREAS, capitalized terms used but not defined herein have the meanings given to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Farmer Mac and the Central Servicer agree as follows:

Section 1.     The following defined term is added to Section 1.01 of the Agreement:

“AgEquity Loan”:  A revolving line of credit loan that is a Qualified Loan having characteristics that Farmer Mac will provide to the Central Servicer from time to time.

Section 2.     The defined term “Servicing Fee Rate” in Section 1.01 of the Agreement is amended in its entirety as follows:

“Servicing Fee Rate”: With respect to Qualified Loans other than the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH SECURITIES AND EXCHANGE COMMISSION] Loans and AgEquity Loans:  With respect to any Qualified Loan as per the Schedule of Qualified Loans in which the initial principal balance of which is less than or equal to $300,000, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH SECURITIES AND EXCHANGE COMMISSION] per annum; with respect to any Qualified Loan the initial principal balance of which is more than $300,000, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH SECURITIES AND EXCHANGE COMMISSION] per annum, except that, with respect to any Qualified Loan designated by Farmer Mac or the Central Servicer as “Choice” or “Platinum”, the Servicing Fee Rate shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH SECURITIES AND EXCHANGE COMMISSION] per annum.  The Servicing Fee Rates identified in the preceding sentence shall be effective as of January 1, 2003.  The Servicing Fee Rate of any other Farmer Mac loans that the Central Servicer may acquire from other Farmer Mac Servicers, other than the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH SECURITIES AND EXCHANGE COMMISSION] Loans, shall bear such Servicing Fee Rate as agreed to among the former servicer, the Central Servicer and Farmer Mac.

With respect to the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH SECURITIES AND EXCHANGE COMMISSION] Loans:  The Servicing Fee Rate with respect to each of the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH SECURITIES AND EXCHANGE COMMISSION] Loans shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH SECURITIES AND EXCHANGE COMMISSION] per annum.

With respect to AgEquity Loans:  The Servicing Fee Rate with respect to each AgEquity Loan shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH SECURITIES AND EXCHANGE COMMISSION] per annum.

Section 3.     The Agreement is amended to add new Sections 3.18 and 3.19 as follows:

Section 3.18.  Servicing of AgEquity Loans.  The Central Servicer shall service any AgEquity Loan in accordance with the servicing provisions for the related Farmer Mac product loan, as provided by Farmer Mac from time to time.

Section 3.19.  Conversion Fees.  The Central Servicer shall promptly remit to Farmer Mac 50 percent of any conversion fee received from a Borrower and paid to convert an existing loan serviced on behalf of Farmer Mac to a different Farmer Mac loan product.  The Central Servicer may retain the remaining 50 percent of any conversion fee received as additional servicing compensation.  The Central Servicer shall process any such conversion in accordance with the terms of the Seller/Servicer Guide and the applicable Mortgage Note.  The parties acknowledge and agree that any 3/1, 5/1, 7/1 or 10/1 adjustable rate mortgage (ARM) loans serviced by the Central Servicer for Farmer Mac are not subject to the fee splitting provisions of this Section and that the entire conversion fee, if any, payable with respect to any of those loan products may be retained by the Central Servicer.

Section 4.     Except as specifically modified by this Amendment No. 2, the terms of the Agreement shall remain unchanged.

Section 5.     This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Agreement to be duly executed by their duly authorized officers or representatives as of the date above first written.

Federal Agricultural Mortgage Corporation

By:	/s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Senior Vice President - General Counsel

Zions First National Bank

By:	/s/ Rodney Avey
Name: Rodney Avey
Title: Vice President